Exhibit 99.1

FOR RELEASE ON: February 10, 2023

CONTACT:	Robert Barry, VP - Investor Relations
608-361-7530
robert.barry@regalrexnord.com

Regal Rexnord Corporation Announces Commencement of Tender Offer and Consent Solicitation and Change of Control Offer for Stevens Holding Company, Inc.’s Senior Notes

BELOIT, WI—February 10, 2023— Regal Rexnord Corporation (NYSE: RRX) (the “Offeror”) today announced that it has commenced a cash tender offer (the “Tender Offer”) to purchase for cash any and all of the outstanding 6.125% Senior Notes due 2026 (the “Notes”) of Stevens Holding Company, Inc. (the “Issuer”), a wholly-owned subsidiary of Altra Industrial Motion Corp. (“Altra”), from the holders thereof (the “Holders”). In connection with the Tender Offer, the Offeror is soliciting the consents of the Holders (the “Consent Solicitation”) to certain proposed amendments to the indenture relating to the Notes, dated as of October 1, 2018 (as amended and supplemented through the date hereof, the “Indenture”). Concurrently with but separate from the Tender Offer and the Consent Solicitation, the Offeror has commenced an offer to purchase for cash any and all of the Notes at a purchase price equal to 101% of the aggregate principal amount (the “Change of Control Purchase Price”) of the Notes repurchased, plus accrued and unpaid interest to, but excluding, the date of purchase (the “Change of Control Offer”), pursuant to the change of control provisions of the Indenture. The Offeror is commencing the Tender Offer, the Consent Solicitation and the Change of Control Offer in connection with, and each is expressly conditioned upon, the consummation of the merger pursuant to the Merger Agreement, dated October 26, 2022, by and among the Offeror, Altra, and Aspen Sub, Inc., a wholly-owned subsidiary of the Offeror (the “Merger”).

Tender Offer and Consent Solicitation

The Tender Offer will expire at 5:00 p.m., New York City time, on March 13, 2023, unless extended or earlier terminated (such date and time, as may be extended, or earlier terminated, the “Expiration Date”). Under the terms of the Tender Offer, Holders who validly tender their Notes and provide their consents to the proposed amendments and do not validly withdraw their Notes and consents at or prior to 5:00 p.m., New York City time, on February 24, 2023 (such date and time, as may be extended, the “Early Tender Date”) will receive an amount equal to $1,017.50 per $1,000.00 in principal amount of Notes (the “Total Consideration”), which amount includes an early participation premium equal to $50.00 per $1,000.00 in principal amount of Notes (the “Early Participation Premium”). Holders who validly tender their Notes and provide their consents to the proposed amendments after the Early Tender Date but at or prior to the Expiration Date will receive an amount equal to $967.50 per $1,000.00 in principal amount of Notes (the “Tender Consideration”). The Offeror may accept Notes for purchase and make any applicable payments in connection with the Tender Offer or the Consent Solicitation through one or more of its subsidiaries or affiliates.

Notes	CUSIP*	Tender Consideration(1)	Early Participation Premium(1)(2)(3)	Total Consideration(1)(2)(3)
$383,685,000 6.125% Senior Notes due 2026	86024TAA5 / U85869AA0	$967.50	$50.00	$1,017.50

(1)	For each $1,000 principal amount of Notes, excluding accrued and unpaid interest, which interest will be paid in addition to the Tender Consideration or Total Consideration, as applicable.
(2)	Payable only to Holders who validly tender (and do not validly withdraw) Notes prior to the Early Tender Date.
(3)	The Early Participation Premium is included in the Total Consideration.
*	CUSIPs are provided for the convenience of Holders. No representation is made as to the correctness or accuracy of such numbers.

Holders whose Notes are accepted in the Tender Offer will also be paid accrued and unpaid interest, if any, on the Notes up to, but excluding, the settlement date. Holders should note that the Total Consideration is higher than, and the Tender Consideration is lower than, the Change of Control Purchase Price under the Change of Control Offer. The procedures for tendering Notes in the Tender Offer and in the Change of Control Offer are separate. Notes tendered in the Tender Offer may not be validly tendered in the Change of Control Offer, and Notes tendered in the Change of Control Offer may not be validly tendered in the Tender Offer.

The purpose of the Consent Solicitation and the proposed amendments is to, among other things, eliminate substantially all restrictive covenants (including the requirement in Section 4.11 of the Indenture to make a “Change of Control Offer” for the Notes in connection with the Merger), certain events of default and certain other provisions in the Indenture. Holders may not tender their Notes in the Tender Offer without delivering their consents under the Consent Solicitation, and Holders may not deliver their consents under the Consent Solicitation without tendering their Notes pursuant to the Tender Offer. If the requisite consents to approve the proposed amendments (the “Requisite Consents”) are received (and a supplemental indenture to the Indenture giving effect to the proposed amendments (the “Supplemental Indenture”) is executed), the Offeror expects to terminate the Change of Control Offer.

Consummation of the Tender Offer and payment for the Notes validly tendered pursuant to the Tender Offer are subject to the satisfaction of certain conditions, including, but not limited to, the receipt of the Requisite Consents and the consummation of the Merger. The Offeror reserves the right, at its sole discretion, to waive any and all conditions to the Tender Offer. Complete details of the terms and conditions of the Tender Offer and the Consent Solicitation are included in the Offeror’s offer to purchase and consent solicitation, dated February 10, 2023. The Merger is expected to occur in the first half of 2023 and potentially in the first quarter of 2023, and the Offeror expects the consummation of the Tender Offer and the Consent Solicitation to coincide with the closing of the Merger through the extension of the Expiration Date, although not the applicable withdrawal deadline (unless required by law). The consummation of the Merger is not conditioned upon, either directly or indirectly, the consummation of the Tender Offer or the receipt of the Requisite Consents in the Consent Solicitation.

Requests for documents relating to the Tender Offer and the Consent Solicitation may be directed to D.F. King & Co, Inc., the Information, Tender and Tabulation Agent, toll free at (866) 227-7300, toll at (212) 269-5550 (Banks and Brokers) or email at rrx@dfking.com. J.P. Morgan Securities LLC (“J.P. Morgan”) will act as Dealer Manager for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation may be directed to J.P. Morgan at (212) 834-4045 (collect) or (866) 834-4666 (toll free).

Change of Control Offer

The Change of Control Offer is being made in connection with, and is expressly conditioned upon, the consummation of the Merger. The consummation of the Merger will constitute a “Change of Control” under the Indenture. Following such a Change of Control, Section 4.11 of the Indenture requires the Issuer to make an offer to purchase at a purchase price in cash equal to the Change of Control Purchase Price, plus accrued and unpaid interest up to, but excluding, the date of purchase. The Issuer, however, is permitted to make a Change of Control Offer in advance of the Change of Control if a definitive agreement for such Change of Control is in place at the time the offer is made. In addition, the Issuer is not required to make a “Change of Control Offer” following a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.11 of the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such offer. The Offeror may accept Notes for purchase and make any applicable payments in connection with the Change of Control Offer through one or more of its subsidiaries or affiliates.

The Change of Control Offer will expire at 5:00 p.m., New York City time, on March 13, 2023, unless extended or earlier terminated. The Merger is expected to occur in the first half of 2023 and potentially in the first quarter of 2023, and the Offeror intends to extend the expiration time to have the purchase date in the Change of Control Offer coincide with the closing of the Merger. If the Requisite Consents are received and the Supplemental Indenture is executed, the Offeror expects to terminate the Change of Control Offer.

The consummation of the Merger is not conditioned upon, either directly or indirectly, the consummation of the Change of Control Offer.

Holders who do not tender their Notes in the Change of Control Offer, or who tender their Notes in the Change of Control Offer but validly withdraw such Notes, may tender their Notes in the Tender Offer. Holders should note that the Total Consideration is higher than, and the Tender Consideration is lower than, the Change of Control Purchase Price under the Change of Control Offer.

This press release neither constitutes a notice of Change of Control Offer as required by the Indenture, nor does it constitute an offer to purchase, or a solicitation of an offer to sell or a solicitation of consents with respect to, any security. No offer, solicitation or purchase will be made in any jurisdiction in which such an offer, solicitation or purchase would be unlawful.

Requests for information or additional copies of the Change of Control Offer, dated February 10, 2023, may be directed to D.F. King & Co, Inc., the Information, Tender and Tabulation Agent, toll free at (866) 227-7300, toll at (212) 269-5550 (Banks and Brokers) or email at rrx@dfking.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release concerning the Offeror, the Offeror’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the possibility that the conditions to the consummation of the Merger or the proposed Tender Offer and Consent Solicitation and Change of Control Offer will not be satisfied on the terms or timeline expected, or at all; the failure to obtain, or delays in obtaining, or adverse conditions related to regulatory approvals sought in connection with the Merger; the Offeror’s substantial indebtedness as a result of the Merger and the related incurrence of indebtedness to finance the Merger and the payment of certain related fees and expenses and the effects of such indebtedness on the combined company’s financial flexibility; the Offeror’s ability to achieve its objectives on reducing its indebtedness on the desired timeline; the possibility that the pendency of the Merger could materially and adversely affect the Offeror’s and Altra’s businesses, financial condition, results of operations or cash flows; dependence on key suppliers and the potential effects of supply disruptions; fluctuations in commodity prices and raw material costs; any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; the possibility that the Offeror may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Merger, the merger with the Rexnord Process & Motion Control business (the “Rexnord PMC business”) and the acquisition of Arrowhead Systems, LLC (“Arrowhead”) within the expected time-frames or at all and to successfully integrate Altra, the Rexnord PMC business and Arrowhead; the Offeror’s ability to identify and execute on future M&A opportunities, including significant M&A transactions; the impact of any such M&A transactions on the Offeror’s results, operations and financial condition, including the impact from costs to execute and finance any such transactions; expected or targeted future financial and operating performance and results; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Merger, the merger with the Rexnord PMC business and the acquisition of Arrowhead; the Offeror’s ability to retain key executives and employees; the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on customers and suppliers and the geographies in which they operate; uncertainties regarding the ability to execute restructuring plans within expected costs and timing; actions taken by competitors and their ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; the ability to develop new products based on technological innovation, such as the Internet of Things, and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in geographic locations in which the Offeror does business; dependence on significant customers; seasonal impact on sales of products into HVAC systems and other residential applications; risks associated with global manufacturing, including risks associated with public health crises and political, societal or economic instability, including instability caused by the conflict between Russia and Ukraine; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; prolonged declines in one or more markets, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling, water heating and aerospace; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that the Offeror cannot control; product liability, asbestos and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures; unanticipated costs or expenses that may be incurred related to product warranty issues; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; effects on earnings of any significant impairment of goodwill; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including, but not limited, to those described in the section entitled “Risk Factors” in the Offeror’s and Altra’s Annual Reports on Form 10-K on file with the Securities and Exchange Commission and from time to time in other filed reports including the Offeror’s and Altra’s Quarterly Reports on Form 10-Q. The Offeror’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements, except as required by law. The Offeror undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

About Regal Rexnord

The Offeror is a global leader in the engineering and manufacturing of industrial powertrain solutions, power transmission components, electric motors and electronic controls, air moving products and specialty electrical components and systems, serving customers around the world. Through longstanding technology leadership and an intentional focus on producing more energy-efficient products and systems, the Offeror helps create a better tomorrow – for its customers and for the planet.

The Offeror is comprised of four segments: Motion Control Solutions, Climate Solutions, Commercial Systems and Industrial Systems. The Offeror is headquartered in Beloit, Wisconsin and has manufacturing, sales and service facilities worldwide.

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